UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2024

Autolus Therapeutics plc

(Exact name of registrant as specified in its Charter)

England and Wales	001-38547	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The MediaWorks

191 Wood Lane

London W12 7FP

United Kingdom

(Address of principal executive offices) (Zip Code)

(44) 20 3829 6230

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, par value $0.000042 per share	AUTL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 8, 2024, Autolus Therapeutics plc (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Truist Securities, Inc. as representatives of the several underwriters named therein (the “Underwriters”), in connection with the issuance and sale by the Company in an underwritten registered direct offering (the “Offering”) by the Company of 58,333,336 American Depositary Shares (“ADSs”) representing 58,333,336 ordinary shares of the Company at an offering price of $6.00 per ADS. Gross proceeds from the Offering, before deducting underwriting discounts and commissions and offering expenses payable by the Company, are expected to be $350 million.

The Offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-276942), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on February 8, 2024, as supplemented by a prospectus supplement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is expected to close on or about February 12, 2024, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated by reference herein.

The legal opinion of Cooley (UK) LLP relating to the legality of the issuance and sale of the ordinary shares underlying the ADSs offered in the Offering is filed as Exhibit 5.1 to this Report.

Item 7.01	Regulation FD Disclosure.

On February 8, 2024, the Company issued a press release announcing the Offering. The press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Forward-Looking Statements

Statements in this Report that are not strictly historical in nature, including statements regarding the Company’s expectations with respect to the closing of the Offering, are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including market risks and uncertainties and risks relating to the satisfaction of customary closing conditions for an offering of securities. Given these uncertainties, the reader is advised not to place any undue reliance on such forward-looking statements. These forward-looking statements speak only as of the date of this Report. The Company undertakes no obligation to publicly update or revise the information in this Report, including any forward-looking statements, except as may be required by law.

Item 9.01	Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of February 8, 2024, by and among the Company, Jefferies LLC and Truist Securities, Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Cooley (UK) LLP, counsel to the Company.

23.1	Consent of Cooley (UK) LLP (included in Exhibit 5.1).

99.1	Press release dated February 8, 2024.

104	Cover Page Interactive Data File (embedded within XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLUS THERAPEUTICS PLC

Dated: February 8, 2024	By:	/s/ Christian Itin
	Name:	Christian Itin
	Title:	Chief Executive Officer